NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is dated effective as of the grant date set forth in Exhibit 1 attached hereto (December 3, 2008), between CS Financing CSF, a Delaware CSF (the “CSF”), and Andy Regalia, an officer of CSF (“Grantee”).

The parties agree as follows:

1. Grant of Options. The CSF hereby grants to grantee an Option to purchase from the CSF all or any part of an aggregate amount of the shares of the Common Stock of the CSF, $0.01 par value per share (the “Common Stock”), at the Option price and on other terms, as set forth in Exhibit 1 attached hereto and made a part hereof. The date of this Agreement is the effective date of the grant. This Option is not intended to qualify as an Incentive Stock Option as described in Section 422 of the Internal Revenue Code of 1986 and is referred to as a Nonqualified Stock Option.

2. Exercise Period. This option shall vest and become exercisable in accordance with the schedule attached hereto as Exhibit 1 and made a part hereof. All vested Options must be exercised on or before a date ten (10) years from the date of the grant. Vesting shall continue in accordance with Exhibit 1 so long as Grantee is a director of the CSF at the time shares vest.

3. Exercise of Option. The vested portion of this Option may be exercisable only by written notice of intent to the CSF at its office at 21 Tamal Vista Blvd., Suite 230, Corte Madera, California 94925. Such notice shall state the number of shares of Common Stock in respect of which the Option is being exercised and shall be accompanied by payment for such Common Stock in cash, certified or cashier’s check or by personal check. A form of Notice of Exercise is attached hereto as Exhibit A.

4. Withholding. In the event that the Grantee elects to exercise this Option or any part thereof, and if the CSF shall be required to withhold any amounts by reasons of any federal, state or local tax laws, rules or regulations in respect of the issuance of shares to the Grantee pursuant to the Option, the CSF shall be entitles to deduct and withhold such amounts from any payments to be made to the Grantee. In any event, the Grantee shall make available to the CSF, promptly when requested by the CSF, sufficient funds to meet the requirements of such withholding; and the CSF shall be entitles to take and authorize such steps as it may deem advisable in order to have such funds available to the CSF out of any funds or property due or to become to the Grantee.

5. No Shareholder Rights. Grantee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance of a certificate or certificates for such shares.

6. Investment Representation. Notice of the exercise of this Option may include a representation that any of the Option shares purchases shall be acquired as an investment and not with a view to, or sale in connection with, any public distribution.

7. Compliance with Law and Regulation. The Grantee acknowledges that this Option may not be exercised until the CSF has taken all action then required to comply with all applicable federal and state laws, rules and regulations and any exchange on which the Common Stock may then be listed. The certificates representing the shares purchased upon the exercise of this Option may bear a legend in substantially the following form:

These shares have not been registered either under any applicable federal law and rules and resale will not be permitted under state law unless the shares are first registered, or are exempt, under the securities laws of California or any other applicable state securities laws. Further, no sale, offer to sell, or transfer of these shares shall be made unless a registration statement under the federal securities act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Act is then in fact applicable to such shares.

8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the legal representatives, executors, administrators, successors and assigns of each party to this Agreement.

9. Complete Agreement. This agreement sets forth the entire understanding of the parties hereto and shall not be amended, changed or terminated except by an instrument in writing signed by the parties to this agreement.

10. Counterparts and Governing Law. This agreement may be executed in counterparts, and its validity, construction and performance, shall be governed by the laws of the state of California.

IN WITNESS WHEREOF, the parties have executed this Agreement effective December 3, 2008.

CS FINANCING CORPORATION                                                                                                GRANTEE

By: ___/s/ Timothy Redpath___________                                                                                                           ___/s/ Andy Regalia_____________

Print Name: Timothy Redpath                                                                                     Andy Regalia
Title: CEO

 [Please execute two copies of this Agreement and Exhibit 1

and return one copy to the CSF.]

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

CS Financing CSF
21 Tamal Vista Blvd., Suite 230
Corte Madera, CA 94925

The undersigned is the holder of a Stock Option (the “Option”) to purchase shares of Common Stock of CS Financing CSF (the “CSF”), pursuant to the terms of the Stock Option Agreement between the CSF and the undersigned (the “Agreement”). The undersigned hereby irrevocably elects to exercise the option to purchase ____ shares of Common Stock (the “Option Shares”). Enclosed herewith is payment for the Option Shares as required under the Agreement. The undersigned requests that the certificate representing the Option Shares be issued in the name of the undersigned and delivered to the address set forth below.

In connection with the issuance of the Option Shares to the undersigned, the undersigned hereby certifies and represents to the CSF that the undersigned is acquiring such shares for the purpose of investment and not with a view toward distribution. The undersigned understands that these securities have not been registered either under any applicable federal law and rules or applicable state law and rules and that resale will not be permitted under state law unless the securities are first registered to the sale is a transaction exempt from registration under the applicable state securities law.

The undersigned further understands that no sale, offer to sell, or transfer of the Option Shares shall be made unless a registration statement under the federal Securities Act of 1933, as amended (the “Act”), with respect to the Option Shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to the Option Shares. The undersigned understands that a legend reciting this investment restriction may be placed on any stock certificate that may be issued to the undersigned.

Dated:

Grantee:

_______________________________________

Address:                      ___________________________

___________________________

EXHIBIT 1

OPTION TERMS

Name of Grantee:                                                                Andy Regalia

Date of Grant:                                                                December 3, 2008

Number of Shares Granted:                                                                           4

Exercise Price:                                                      $200.00

Type of Option
(Qualified or Non-Qualified):                                                                           Non-Qualified

Vesting:                                                      4 shares vest immediately upon the date of grant above

Option Terms acknowledged by Grantee:

____/s/ Andy Regalia___________________________

Print Name: Andy Regalia